SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2002 (April 24, 2002)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	0-25245	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification Number)

10 Burton Hills Boulevard, Nashville, Tennessee 37215
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (615) 263-3000

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Events.

Pricing of New 9 7/8% Senior Notes due 2009 and Amendment to Indenture Governing Existing 12% Senior Notes due 2006.

     Corrections Corporation of America, a Maryland corporation (the “Company”), has priced $250.0 million in aggregate principal amount of its 9 7/8% Senior Notes due 2009 (the “New Senior Notes”). The Company intends to use the proceeds of the offering to refinance a portion of its existing senior secured bank credit facility, to purchase all or a portion of its existing $100.0 million 12% Senior Notes due 2006 (the “Existing 12% Senior Notes”), and to pay related fees and expenses.

     In connection with the Company’s previously announced offer to purchase any and all of its Existing 12% Senior Notes (the “Tender Offer and Consent Solicitation”), the Company has received sufficient consents to amend the indenture governing the notes (the “Indenture”) to delete substantially all of the restrictive covenants and events of default contained therein (the “Amendments”). The Company has received tenders and consents with respect to approximately 80% of the Existing Senior Notes. As a result, the Company and State Street Bank and Trust Company, as Trustee for the Existing 12% Senior Notes, have executed a Second Supplemental Indenture, dated as of April 24, 2002, containing the Amendments (the “Second Supplemental Indenture”). Notes tendered and consents received as of the time of execution of the Second Supplemental Indenture may not be withdrawn or revoked. The Second Supplemental Indenture provides that the Amendments do not become operative until the date and time, which will be no later than the expiration date of the Tender Offer and Consent Solicitation, that the Company notifies State Street Bank and Trust Company as Depositary for the Tender Offer and Consent Solicitation that the notes tendered along with the requisite consents for the Amendments (the “Requisite Consents”) have been purchased by the Company. If the Tender Offer and Consent Solicitation is terminated for any reason prior to the operational time of the Second Supplemental Indenture or the notes tendered with the Requisite Consents are not accepted for purchase for any reason, the Indenture will remain in effect in its present form. If the Amendments become effective, holders who do not tender their notes pursuant to the Tender Offer and Consent Solicitation will be bound by the Amendments as contained in the Second Supplemental Indenture. The text of the Second Supplemental Indenture is included herewith as Exhibit 4.1 and is incorporated herein in its entirety.

     The text of the press release issued by the Company on April 25, 2002 with respect to the pricing of the New Senior Notes and the execution of the Second Supplemental Indenture is included herewith as Exhibit 99.1 and is incorporated herein in its entirety.

     The New Senior Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

     This report does not constitute an offer to sell or the solicitation of an offer to buy any security of the Company and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

     This report contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Such factors include, but are not limited to: (i) the availability of debt and/or equity financing on terms that are favorable to the Company, including the completion of the refinancing of the Company’s existing senior secured credit facility and the offering of the New Senior Notes; (ii) fluctuations in the Company’s operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) general economic and market conditions; and (iv) other factors that could cause results to differ as are described in the filings made from time to time by the Company with the Securities and Exchange Commission. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

ITEM 7(c). Exhibits.

The following exhibit is filed as part of this Current Report:

Exhibit
Number	Description of Exhibits

4.1	Second Supplemental Indenture.

99.1	Company press release, dated April 25, 2002, with respect to the pricing of the New Senior Notes and the execution of the Second Supplemental Indenture.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the undersigned Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2002	CORRECTIONS CORPORATION OF AMERICA By: /s/ Irving E. Lingo, Jr.
Its: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

4.1	Second Supplemental Indenture by and between Corrections Corporation of America (the “Company”) and State Street Bank and Trust Company, as Trustee, dated as of April 24, 2002, relating to $100.0 million aggregate principal amount of the Company’s 12% Senior Notes due 2006 (the “Second Supplemental Indenture”)

99.1	Company press release, dated April 25, 2002, with respect to the pricing of $250.0 million aggregate principal amount of the Company’s new 9 7/8% Senior Notes due 2009 and the execution of the Second Supplemental Indenture.